Joint Filer Information

Title of Security:           Common Stock

Issuer & Ticker Symbol:      Inuvo, Inc.  (INUV)

Designated Filer:            Bridgehampton Capital Management LLC

Other Joint Filers:          Bridgehampton Arbitrage LLC ("Arbitrage Fund")
                             Bridgehampton Monument Fund LLC ("Monument Fund")
                             Kenneth E. Lee ("Mr.Lee")

Addresses:                   The principal business address for each of the
                             Arbitrage Fund, Monument Fund and Mr. Lee is
                             7 Trademans Path, Suite 6, Box 1521,
                             Bridgehampton, NY 11932.

Signatures:

Dated: December 30, 2009

                            BRIDGEHAMPTON ARBITRAGE LLC
                            Bridgehampton Capital Management LLC, as Manager


                                     By: /s/ Kenneth E. Lee
                                         ------------------
                                             Kenneth E. Lee, Managing Member



                            BRIDGEHAMPTON MONUMENT FUND LLC
                            Bridgehampton Capital Management LLC, as Manager


                                     By: /s/ Kenneth E. Lee
                                         ------------------
                                             Kenneth E. Lee, Managing Member



                            /s/ Kenneth E. Lee
                            ------------------
                                Kenneth E. Lee